UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2009

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On April 16, 2009, the Board of Directors of Peabody Energy Corporation ("Peabody") adopted amendments to Peabody’s Code of Business Conduct and Ethics (the "Code of Ethics") which had previously been adopted on April 24, 2008. The Code of Ethics, which is applicable to all directors, officers and salaried employees of Peabody, its subsidiaries and affiliates, was amended to clarify and expand Peabody’s policies with respect to: (i) the retention of records and other communications; (ii) Equal Opportunity and Sexual or Other Illegal Harassment; and (iii) the use of Peabody’s computers, electronic communications and network security. The Code of Ethics was amended to reflect a "plain English" style to make it easier to read and understand. In addition, an introductory letter from Gregory H. Boyce, Peabody’s Chairman and Chief Executive Officer, was included.

The above descriptions of the amendments to the Code of Ethics are qualified in their entirety by reference to the amended Code of Ethics, which is attached as Exhibit 99.1 hereto, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 17, 2009	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Peabody Energy Corporation 2009 Code of Business Conduct and Ethics